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                                  EXHIBIT 10.1

                            ENTERBANK HOLDINGS, INC.
                          DEFERRED COMPENSATION PLAN I

                                    Article I
                              Establishment of Plan

1.1 Purpose. The Enterbank Holdings, Inc. Deferred Compensation Plan I is hereby established by the Board of Directors of Enterbank Holdings, Inc. (the "Corporation" or "Enterbank Holdings"), a Delaware corporation, to provide deferred compensation benefits to selected executives of the Corporation as more fully provided herein. The benefits provided under the Plan are intended to be in addition to other employee benefits programs offered by the Corporation, including but not limited to tax-qualified employee benefit plans.

1.2 Effective Date and Term. Enterbank Holdings, Inc. adopts this unfunded eferred compensation plan effective as of December 20, 1999, to be known as the Enterbank Holdings, Inc. Deferred Compensation Plan I, hereinafter referred to as the "Plan."

1.3 Applicability of ERISA. This Plan is intended to be a "top-hat" plan. This Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of ERISA.

                                   Article II
                                   Definitions

              As used within this document, the following words and phrases have the meanings described in this Article II unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender. Any headings used are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

2.1 Annual Deferral. The amount of Basic Salary and/or Bonuses which the Participant elects to defer in each Deferral Period pursuant to Article 4.1 of the Plan Document.

2.2      Basic Salary. A Participant's base annual salary for the applicable
Plan Year.

2.3 Beneficiary. Individual(s) or entit(ies) designated by a Participant in accordance with Section 14.6.


2.4      Board or Board of Directors. The Board of Directors of the Corporation.

2.5 Bonus. Earnings and incentive compensation awarded to a Participant at the option of the Corporation which may or may not occur during each Plan Year.

2.6 Code. The Internal Revenue Code of 1986. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes such section.

2.7 Committee. A committee of one or more individuals appointed by the Board of Directors to administer the Plan.


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2.8      Corporation. Enterbank Holdings, Inc.

2.9      Deferral Account. The account established for a Participant pursuant to
Section 5.1 of the Plan Document.


2.10     Deferral Election. The election made by the Participant pursuant to
Section 4.1 of the Plan Document.

2.11 Deferral Period. The Plan Year, or in the case of a newly hired or promoted employee who becomes an Eligible Employee during a Plan Year, the remaining portion of the Plan Year. In the case of the first Plan Year, the Deferral Period for Bonus commences December 20, 1999, and ends December 31, 1999. The first Deferral Period for Basic Salary commences January 1, 2000, and ends December 31, 2000.

2.12 Disability. A total and permanent disability, which qualifies the Participant for early payout of benefits, as described in Section 7.2. The existence of a Disability shall be determined by the Committee on the advice of a physician chosen by the Committee.

2.13     Effective Date. December 20, 1999.

2.14 Eligible Employee. An employee of the Corporation or a subsidiary of the Corporation who is designated by the Board of Directors.

2.15     ERISA. The Employee Retirement Income Security Act of 1974, as amended.

2.16     IRS. The Internal Revenue Service.

2.17 Participant. Any individual approved by the Board of Directors who becomes eligible to participate in the Plan pursuant to - Article III of the Plan Document.

2.18 Participant Agreement and Deferral Election Form. The written agreement to defer Basic Salary and/or Bonuses made by the Participant. Such written agreement shall be in a format designated by the Corporation. In order to revoke these documents, the Participant should notify the committee and the Plan Administrator.

2.19     Plan. The Enterbank Holdings, Inc. Deferred Compensation Plan I.

2.20 Plan Administrator. The Corporation unless the Corporation designates another individual or entity to hold the position of the Plan Administrator.

2.21 Plan Year. For the initial Plan Year, the period beginning December 20, 1999, and ending on December 31, 1999. Thereafter, "Plan Year" means the 12-month period beginning each January 1 and ending on the following December 31.

2.22 Rabbi Trust. The Rabbi Trust, which the Corporation may, in its sole discretion, establish for the Enterbank Holdings, Inc. Deferred Compensation Plan I, as amended from time to time.

2.23 Retirement Date. The first day of the first month coincident with or next following the date on which a Participant reaches age 65 and employment ceases with Corporation. If Participant continues employment with Corporation beyond age 65, the Retirement Date shall be the first day of the first month coincident with or next following the date on which Participant's employment ceases with the Corporation. If Participant is employed by Corporation at the time the Participant reaches age 68, the Participant's Retirement Date shall be the first day of the




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first month coincident with or next following the date on which the Participant reaches age 68 regardless of whether Participant is still employed by the Corporation.

2.23     Valuation Date. Each business day of the Plan Year.

2.24 Years of Service. Each consecutive twelve (12) month period during which a Participant is continuously employed by the Corporation.


                                   Article III
                          Eligibility and Participation

3.1 Participation - Eligibility and Initial Period. Participation in the Plan is open only to Eligible Employees of the Corporation (as defined in Section 2.14). Each Eligible Employee of the Corporation, as of the Effective Date, may become a Participant for the Deferral Period from December 20, 1999, through December 31, 1999, if he submits a properly completed Participation Agreement and Deferral Election Form to the Committee prior to December 23, 1999. Such Form shall apply to any Bonus paid after the execution of the Form and to Basic Salary paid January 1, 2000, through December 31, 2000. Any employee becoming an Eligible Employee after the Effective Date, e.g., new hires or promoted employees, may become a Participant for the Deferral Period commencing on or after he becomes an Eligible Employee if he submits a properly completed Participation Agreement and Deferral Election Form within thirty (30) days after becoming an eligible employee.

3.2 Participation - Subsequent Entry into Plan. An Eligible Employee who does not elect to participate at the time of initial eligibility as set forth in
Section 3.1 shall remain eligible to become a Participant in subsequent Plan Years as long as he continues his status as an Eligible Employee. In such event, the Eligible Employee may become a Participant by submitting a properly executed Participation Agreement and Deferral Election Form prior to January 1 of the Plan Year for which it is effective.

                                   Article IV
                                  Contributions

4.1 Deferral Election. Before the first day of each Plan Year, a Participant shall file with the Committee, a Participation Agreement and Deferral Election Form indicating the amount of Basic Salary and/or Bonus deferrals for that Plan Year. After a Plan Year commences, such Deferral Election shall continue for the entire Plan Year except that it shall terminate upon termination of employment.

4.2 Maximum Deferral Election. A Participant may elect to defer up to up to one hundred percent (100%) of Bonus earned during the first Plan Year dated December 20, 1999 through December 31, 1999. Thereafter, a Participant may elect to defer up to twenty-five percent (25%) of Basic Salary and/or up to one hundred (100%) of Bonuses earned during the corresponding Deferral Period. A Deferral Election may be automatically reduced if the Committee determines that such action is necessary to meet Federal or State tax withholding obligations.

4.3 Minimum Deferral Election. For the initial Deferral Period commencing December 20, 1999 and ending December 31, 1999, there shall be no minimum deferral; thereafter, a Participant must elect to defer at least $2,400 during the Deferral Period from Basic Salary, Bonuses, or a combination of Basic Salary and Bonuses or no deferral during such Deferral Period.

4.4 Employer Contributions. The Corporation may, in its sole discretion, make a contribution to the Participant's Deferral Account.

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                                    Article V
                                    Accounts

5.1 Deferral Accounts. Solely for recordkeeping purposes, the Plan Administrator shall establish a Deferral Account for each Participant. A Participant's Deferral Account shall be credited with the contributions made by him or on his behalf by the Corporation under Section 4.4 and shall be credited (or charged, as the case may be) with the hypothetical or deemed investment earnings and losses determined pursuant to Section 5.3, and charged with distributions made to or with respect to him.

5.2      Crediting of Deferral Accounts. Basic salary contributions under
Section 4.1 shall be credited to a Participant's Deferral Account as of the date on which such contributions were withheld from his Basic Salary. Bonus contributions under Section 4.1 shall be credited to a Participant's Deferral Account as of the date on which the contribution would have otherwise been paid in cash. Contributions under Section 4.4 shall be credited to the Participant's Deferral Account as of the date declared by the Corporation. Any distribution with respect to a Deferral Account shall be charged to that Account as of the date such payment is made by the Corporation or the trustee of any Rabbi Trust established for the Plan.

5.3 Earning Credits or Losses. Amounts credited to a Deferral Account shall be credited with deemed net income, gain and loss, including the deemed net unrealized gain and loss based on hypothetical investment directions made by the Participant with respect to this Deferral Account on a form designated by the Corporation, in accordance with investment options and procedures adopted by the Corporation in its sole discretion, from time to time. Such earnings will continue to accrue during any period in which installments are paid pursuant to
Article VII.

5.4 Hypothetical Nature of Accounts. The Plan constitutes a mere promise by the Corporation to make the benefit payments in the future. Any Deferral Account established for a Participant under this Article V shall be hypothetical in nature and shall be maintained for the Corporation's recordkeeping purposes only, so that any contributions can be credited and so that deemed investment earnings and losses on such amounts can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) shall hold any actual funds or assets. The right of any individual or entity to receive one or more payments under the Plan shall be an unsecured claim against the general assets of the Corporation. Any liability of the Corporation to any Participant, former Participant, or Beneficiary with respect to a right to payment shall be based solely upon contractual obligations created by the Plan. The Corporation, the Board of Directors, the Committee and any individual or entity shall not be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and a Participant, former Participant, Beneficiary, or any other individual or entity. The Corporation may, in its sole discretion, establish a Rabbi Trust as a vehicle in which to place funds with respect to this Plan.
The Corporation does not in any way guarantee any Participant's Deferral Account against loss or depreciation, whether caused by poor investment performance, insolvency of a deemed investment or by any other event or occurrence. In no event shall the employee, officer, director, or stockholder of the Corporation be liable to any individual or entity on account of any claim arising by reason of the Plan provisions or any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary or other individual or entity to be entitled to any particular tax consequences with respect to the Plan or any credit or payment thereunder.

5.5 Statement of Deferral Accounts. The Plan Administrator shall provide to each Participant quarterly statements setting forth the value of the Deferral Account maintained for such Participant.


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                                   Article VI
                                     Vesting

6.1 Vesting. The Corporation's contributions credited to a Participant's Deferral Account under Section 4.4 and any deemed investment earnings attributable to these contributions shall be one hundred percent (100%) vested or nonforfeitable when the Participant has five Years of Service with the Corporation. Prior to the time a Participant has five Years of Service with the Corporation, the Corporation's contributions to his account shall be zero percent (0%) vested. In addition, a Participant shall be one hundred percent (100%) vested in the Corporation's contributions, including any deemed investment earnings attributable to these contributions, upon his death or Disability while he is actively employed by the Corporation. All other amounts credited to a Participant's Deferral Account shall be one hundred percent (100%) vested at all times.

                                  Article VII
                                    Benefits

7.1 Retirement Date. Unless benefits have already commenced pursuant to another section in this Article VII, a Participant shall be entitled to begin receipt of the vested amount credited to his Deferral Account as of the Valuation Date coinciding with his Retirement Date. Payment of any amount under this Section shall commence within thirty (30) days of the Participant's Retirement Date and in accordance with the payment method elected by the Participant on his Participation Agreement and Deferral Election Form.

7.2 Disability. If a Participant suffers a Disability while employed with the Corporation and before he is entitled to benefits under this Article, he shall receive the amount credited to his Deferral Account as of the Valuation Date coinciding with the Date on which the Participant is determined by the Committee to have suffered a Disability. Payment of any amount under this Section shall commence within thirty (30) days of when the Committee determines the existence of the Participant's Disability and in accordance with the payment method elected by the Participant on his Participation Agreement and Deferral Election Form.

7.3 Pre-Retirement Survivor Benefit. If a Participant dies before becoming entitled to benefits under this Article, the Beneficiary or Beneficiaries designated under Section 14.6, shall receive in a single lump sum, a Pre-Retirement Survivor Benefit equal to the vested amount credited to the Participant's Deferral Account as of the Valuation Date coinciding with the date of the Participant's death. Payment of any amount under this Section shall be made within thirty (30) days of the Participant's death, or if later, within thirty (30) days of when the Committee receives notification of or otherwise confirms the Participant's death.


7.4 Post-Retirement Survivor Benefit. If a Participant dies after benefits have commenced, but prior to receiving complete payment of benefits under this Article, the Beneficiary or Beneficiaries designated under Section 14.6, shall receive in a single lump sum the vested amount credited to the Participant's Deferral Account as of the Valuation Date coinciding with the date of the Participant's death. Payment of any amount under this Section shall be made within thirty (30) days of the Participant's death, or if later, within thirty
(30) days of when the Committee receives notification of or otherwise confirms the Participant's death.

7.5 Termination. If a Participant's employment terminates with the Corporation before he becomes entitled to receive benefits by reason of any of the above Sections, he shall receive in a single lump sum the vested amount credited to his Deferral Account as of the Valuation Date coinciding with the date on which the Participant's employment terminates. Payment of any amount under this Section shall be made within thirty (30) days of when the Participant terminates his employment with the Corporation.

7.6 Change in Control. If a Change in Control occurs before a Participant becomes entitled to receive benefits by reason of any of the above Sections or before the Participant has received complete payment of his benefits under this Article, he shall receive a lump sum payment of the amount credited to his Account as of the Valuation Date immediately preceding the date on which the Change in Control occurs. Payment of any amount


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under this section shall commence within thirty (30) days of when the Change in
Control is deemed to have occurred and is recognized by the Corporation's Board of Directors.

For the purposes of this Plan, a Change in Control shall mean a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is in fact required to comply therewith; provided, that, without limitation, such a change in control for purposes of this Plan shall be deemed to have occurred if:

    (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

    (ii) during any period of twenty-four (24) consecutive months (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Corporation's Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in paragraphs (i), (ii) or (iii) of this Section whose election by the Board or nomination for election by the stockholders of the Corporation was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

    (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as hereinabove defined) acquires thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

    (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.


7.7 Payment Methods. Unless otherwise provided in this Article VII, a Participant may elect to receive payment of the vested amount credited to his Deferral Account in a single lump sum or in five (5), or ten (10) annual installments. This election must be made on the Participation Agreement and Deferral Election Form for the corresponding Plan Year. Any installment payments shall be paid annually on the first practicable day after the distributions are scheduled to commence. Each installment payment shall be determined by multiplying the Deferral Account Balance by a fraction, the numerator of which is one and the denominator of which is the number of remaining installment payments.


                                  Article VIII
                            In-Service Distributions

8.1 Election of In-Service Distributions. A Participant may irrevocably elect in each Deferral Period, for that particular Deferral Election, to receive in the future an In-Service Distribution from his Deferral Account. Such Deferral Election shall state the percentage and date on which such In-Service distribution is to be paid. Each

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election shall state the date on which such In-Service Distribution is to be paid; provided that such date is not earlier than five (5) years from January 1st of the Plan Year following the year of said election. For example: The earliest distribution date for the initial Plan Year ending December 31, 1999 would be January 1, 2005. This is calculated using January 1, 2000 as the "January 1st of the Plan Year following" plus five (5).

8.2 Payment of In-Service Distributions. All In-Service Distributions shall be made within thirty (30) days of the date stated on the Participation Agreement and Deferral Election Form. Distributions shall be in the form of a single lump sum payment.

8.3 Termination Prior to In-Service Distribution Date. Notwithstanding a Participant's election of an In-Service Distribution, in the event a Participant's employment terminates for any reason pursuant to Article VII of the Plan Document and prior to such Participant receiving any In-Service Distribution, the Participant shall receive his Deferral Account according to the payment method designated in Article VII or as elected on his Participation Agreement and Deferral Election Form.

                                   Article IX
                              Hardship Withdrawals

9.1 Hardship Withdrawals. If a Participant incurs an unforeseeable emergency, the Participant may make a written request to the Committee for a hardship withdrawal from his account. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Section 152(e) of the Code), loss of the Participant's property due to casualty or other similar extraordinary and unforeseen circumstances beyond the control of the Participant. Withdrawals of amounts because of unforeseeable emergencies are only permitted to the extent reasonably necessary to satisfy the emergency need. The Committee will have sole discretion in dealing with and determining hardship cases. This section shall be interpreted in a manner consistent with Sections 1.457-2(h)(4) and 1.457-2(h)(5) of the Treasury Regulations.
In the event of a Hardship Withdrawal, the Participant's deferrals for the remainder of the Plan Year shall be suspended. Deferrals may commence with the next following Plan Year provided the Participant completes the appropriate Participation Agreement and Deferral Election form prior to January 1 of the corresponding Plan Year.

                                    Article X
                             Establishment of Trust

10.1 Establishment of Trust. The Corporation may establish a Rabbi Trust for the Plan. If established, all benefits payable under this Plan to a Participant shall be paid directly by the Corporation from the Rabbi Trust. To the extent that such benefits are not paid from the Rabbi Trust, the benefits shall be paid from the general assets of the Corporation. Any Rabbi Trust shall be an irrevocable grantor trust which conforms to the terms of the model trust as described in IRS Revenue Procedure 92-64, I.R.B. 1992-33. The assets of the Rabbi Trust are subject to the claims of the Corporation's creditors in the event of its insolvency. Except as to any amounts paid or payable to a Rabbi Trust, the Corporation shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his designated Beneficiaries shall not have any property interest in any specific assets of the Corporation other than the unsecured right to receive payments from the Corporation, as provided in this Plan.


                                   Article XI
                               Plan Administration

11.1 Plan Administration. The Plan shall be administered by the Committee, and such Committee may designate an agent to perform the recordkeeping duties. The Committee shall construe and interpret the Plan,






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including disputed and doubtful terms and provisions and, in its sole discretion, decide all questions of eligibility and determine the amount, manner and time of payment of benefits under the Plan. The determinations and interpretations of the Committee shall be consistently and uniformly applied to all Participants and Beneficiaries, including but not limited to interpretations and determinations of amounts due under this Plan, and shall be final and binding on all parties. The Plan at all times shall be interpreted and administered as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any Participant or Beneficiary any right in any asset of the Corporation which is a right greater than the right of a general unsecured creditor of the Corporation.


                                   Article XII
                            Nonalienation of Benefits

12.1 Nonalienation of Benefits. The interests of Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered, attached or garnished. Any attempt by a Participant, his Beneficiary, or any other individual or entity to sell, transfer, alienate, assign, pledge, anticipate, encumber, attach, garnish, charge or otherwise dispose of any right to benefits payable shall be void. The Corporation may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated, encumbered, attached or garnished. The benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(p) of the Code) with respect to any Participant, and the Plan Administrator, Board of Directors, employees, Committee and Corporation shall not be required to comply with the terms of such order in connection with this Plan. The withholding of taxes from Plan payments, the recovery of Plan overpayments of benefits made to a Participant or Beneficiary, the transfer of Plan benefit rights from the Plan to another plan, or the direct deposit of Plan Payments to an account in a financial institution (if not actually a part of an arrangement constituting an assignment or alienation) shall not be construed as assignment or alienation under this Article XII.


                                  Article XIII
                            Amendment and Termination

13.1 Amendment and Termination. The Corporation reserves the right to amend, alter or discontinue this Plan at any time. Such action may be taken in writing by any officer of the Corporation who has been duly authorized by the Corporation to perform acts of such kind. However, no such amendment shall deprive any Participant or Beneficiary of any portion of any benefit which would have been payable had the Participant's employment with the Corporation terminated on the effective date of such amendment or termination. Notwithstanding the provisions of this Article XIII to the contrary, the Corporation may amend the Plan at any time, in any manner, if the Corporation determines any such amendment is required to ensure that the Plan is characterized as providing deferred compensation for a select group of management or highly compensated employees and as described in ERISA Sections 201(2), 301(a)(3) and 401(a)(1) or to otherwise conform the Plan to the provisions of any applicable law including, but not limited to, ERISA and the Code.


                                   Article XIV
                               General Provisions

14.1 Good Faith Payment. Any payment made in good faith in accordance with provisions of the Plan shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

14.2 No Right to Employment. This Plan does not constitute a contract of employment, and participation in


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the Plan shall not give any Participant the right to be retained in the employment of the Corporation.

14.3 Binding Effect. The provisions of this Plan shall be binding upon the Corporation and its successors and assigns and upon every Participant and his/her heirs, Beneficiaries, estates and legal representatives.

14.4 Participant Change of Address. Each Participant entitled to benefits shall file with the Plan Administrator, in writing, any change of post office address. Any check representing payment and any communication addressed to a Participant or a former Participant at this last address filed with the Plan Administrator, or if no such address has been filed, then at his last address as indicated on the Corporation's records, shall be binding on such Participant for all purposes of the Plan, and neither the Plan Administrator, the Corporation nor any other payer shall be obliged to search for or ascertain the location of any such Participant. If the Plan Administrator is in doubt as to the address of any Participant entitled to benefits or as to whether benefit payments are being received by a Participant, it shall, by registered mail addressed to such Participant at his last known address, notify such Participant that:

    (i) All unmailed and future Plan payments shall be withheld until Participant provides the Plan Administrator with evidence of such Participant's continued life and proper mailing address; and
    (ii) Participant's right to any Plan payment shall, at the option of the Committee, be canceled forever, if, at the expiration of five
              (5) years from the date of such mailing, such Participant or his Beneficiary shall not have provided the Committee with evidence of his continued life and proper mailing address.

14.5 Notices. Each Participant shall furnish to the Plan Administrator any information the Plan Administrator deems necessary for purposes of administering the Plan, and the payment provisions of the Plan are conditional upon the Participant furnishing promptly such true and complete information as the Plan Administrator may request. Each Participant shall submit proof of his age when required by the Plan Administrator. The Plan Administrator shall, if such proof of age is not submitted as required, use such information as is deemed by it to be reliable, regardless of the lack of proof, or the misstatement of the age of individuals entitled to benefits. Any notice or information which, according to the terms of the Plan or requirements of the Plan Administrator, must be filed with the Plan Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Plan Administrator, in care of the Corporation currently located at:

                           Enterbank Holdings, Inc.
                           Attn:  Chief Financial Officer
                           150 North Meramec
                           Clayton, MO  63105

14.6 Designation of Beneficiary. Each Participant shall designate, by name, on Beneficiary designation forms provided by the Plan Administrator, the Beneficiary(ies) who shall receive any benefits which might be payable after such Participant's death. A Beneficiary designation may be changed or revoked without such Beneficiary's consent at any time or from time to time in the manner as provided by the Plan Administrator, and the Plan Administrator shall have no duty to notify any individual or entity designated as a Beneficiary of any change in such designation which might affect such individual or entity's present or future rights. If the designated Beneficiary does not survive the Participant, all amounts which would have been paid to such deceased Beneficiary shall be paid to any remaining Beneficiary in that class of beneficiaries, unless the Participant has designated that such amounts go to the lineal descendants of the deceased Beneficiary. If none of the designated primary Beneficiaries survive the Participant, and the Participant did not designate that payments would be payable to such Beneficiary's lineal descendants, amounts otherwise payable to such Beneficiaries shall be paid to any successor Beneficiaries designated by the Participant, or if none, to the Participant's spouse, or, if the Participant was not married at the time of death, the Participant's estate.



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No Participant shall designate more than five (5) simultaneous Beneficiaries, and if more than one (1) Beneficiary is named, Participant shall designate the share to be received by each Beneficiary. Despite the limitation on five (5) Beneficiaries, a Participant may designate more than five (5) Beneficiaries provided such beneficiaries are the surviving spouse and children of the Participant. If a Participant designates alternative, successor, or contingent Beneficiaries, such Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple, alternative, successor or contingent beneficiaries. Any payment made under this Plan after the death of a Participant shall be made only to the Beneficiary or Beneficiaries designated pursuant to this Section.

14.7 Claims. Any claim for benefits must initially be submitted in writing to the Plan Administrator. If such claim is denied (in whole or in part), the claimant shall receive notice from the Plan Administrator, in writing, setting forth the specific reasons for denial, with specific reference to applicable provisions of this Plan. Such notice shall be provided within ninety (90) days of the date the claim for benefits is received by the Plan Administrator, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the claimant prior to the expiration of the initial 90 day period. The extension notification shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision. Any such extension shall not exceed 90 days. Any disagreements about such interpretations and construction may be appealed in writing by the claimant within sixty (60) days to the Plan Administrator. The Plan Administrator shall respond to such appeal within sixty (60) days, with a notice in writing fully disclosing its decision and its reasons, unless special circumstances require an extension of time for reviewing the claim, in which event notification of the extension shall be provided to the claimant prior to the expiration of the initial sixty (60) day period. Any such extension shall be provided to the claimant prior to the commencement of the extension. Any such extension shall not exceed 60 days. No member of the Board of Directors, or any committee thereof, shall be liable to any individual or entity for any action taken hereunder, except those actions undertaken with lack of good faith.

14.8 Action by Board of Directors. Any action required to be taken by the Board of Directors of the Corporation pursuant to the Plan provisions may be performed by a committee of the Board, to which the Board of Directors of the Corporation delegates the authority to take actions of that kind.

14.9 Governing Law. To the extent not superseded by the laws of the United States, the laws of the State of Missouri shall be controlling in all matters relating to this Plan.

14.10 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be interpreted and enforced as if such illegal and invalid provisions had never been set forth.

IT WITNESS WHEREOF, ENTERBANK HOLDINGS, INC. has adopted the foregoing instrument effective as of December 20, 1999.

              ENTERBANK HOLDINGS, INC.

              By:

              Title:


              ATTEST:

                            ENTERBANK HOLDINGS, INC.
                          DEFERRED COMPENSATION PLAN I
               PARTICIPATION AGREEMENT AND DEFERRAL ELECTION FORM

Participant Name:  _____________________________________________________________

Participant Address:  __________________________________________________________

Social Security Number:  ___________________  Date of Birth:  __________________

________________________________________________________________________________
PART I - PARTICIPATION AGREEMENT

Enterbank Holdings, Inc. (the "Company") has established the Enterbank Holdings, Inc. Deferred Compensation Plan I (the "Plan") effective, December 20, 1999.

You have been selected for Plan participation. Your consent to participate in the Plan and your election to defer your compensation under the Plan is evidenced by your signature on the last page of this Form. Unless otherwise defined in this Form, a capitalized term has the same meaning as that provided in the Plan. A copy of the Plan is attached to this Form. Please read the Plan and keep it for your future reference. If you have questions about the Plan, please contact Jim Wagner at (314) 725-5500.

For the Plan Year beginning January 1, 2000 and ending December 31, 2000, your completed Form must be received by the Company prior to December 23, 1999. In future years, your completed Form must be received by the Company prior to December 15 of the preceding year. Your compensation deferral election will apply to your annual compensation for services rendered for the Company after execution of the Deferral Election Form. After any Plan Year has begun, your deferral election for that year cannot be modified. Nonetheless, you may prospectively terminate your deferral election at any time during the Plan Year; however, you may not begin deferring again until the following Plan Year. In order to participate, your total deferral of salary and bonus combined must be no less than $2,400 in a calendar year.

Your deferral contributions are not subject to federal or state income tax until distributed from the Plan; however, they are subject to Social Security taxes at the time services are rendered. Such amounts will not again be subject to Social Security taxes at the time of distribution. The Company will deduct from your remaining compensation, which is not deferred into the Plan, your Social Security tax liability for your deferral contributions.

________________________________________________________________________________
PART II - DEFERRAL ELECTION (complete before the beginning of the plan year)

A. 2000 SALARY

Please note the percentage/dollar amount indicated will be deducted from each paycheck during the Plan Year.
(Please select one)

[ ] I elect to defer ____________% (up to 25%) from my salary or $________ from each bimonthly paycheck.

[ ]  I elect NO deferral of salary.

Note: You cannot change the deferral level during the plan year for which your election applies.

PART III - DEFERRAL ELECTION

A.       1999 BONUS

(Please select one)
[ ]      I elect to defer _______________ dollars ($_______________) of my bonus.
[ ]      I elect to defer _______________ percent (_______________%) of my bonus.
[ ]      I elect to defer the first _______________ dollars ($_______________) of my bonus and _______________ percent
        (_______________%) of my remaining bonus, if any.
[ ]      I elect to defer _______________ percent (_______________%) of the first _______________ dollars ($_______________) of my bonus.
[ ]      I elect to defer _______________ percent (_______________%) of any bonus in excess of _______________ dollars
        ($)_____________.

[ ]      I elect NO deferral of bonus.



________________________________________________________________________________


B.       2000 BONUS (complete before the beginning of the plan year)

(Please select one)
[ ]      I elect to defer _______________ dollars ($_______________) of my bonus.
[ ]      I elect to defer _______________ percent (_______________%) of my bonus.
[ ]      I elect to defer the first _______________ dollars ($_______________) of my bonus and _______________ percent
        (_______________%) of my remaining bonus, if any.
[ ]      I elect to defer _______________ percent (_______________%) of the first _______________ dollars ($_______________) of my bonus.
[ ]      I elect to defer _______________ percent (_______________%) of any bonus in excess of _______________ dollars
        ($)______________.

[ ]      I elect NO deferral of bonus.

________________________________________________________________________________
PART IV - SELECTION OF INVESTMENTS
MUST BE IN MULTIPLES OF 5%, AND THE TOTAL MUST EQUAL 100%.

I hereby request to have my Deferral Account valued as though invested as follows:

_____     Money Market
_____     International
_____     S&P Index
_____     Growth & Income
_____     Bond
_____     Small Cap
100%

________________________________________________________________________________
PART V - SELECTION OF RETIREMENT OR DISABILITY PAYMENT METHOD

I elect to receive my account balance upon Retirement or Disability in the following method:

[ ]      Lump sum payment*          [ ] Five annual payments*          [ ] Ten annual payments

* If your state has enacted a Source Tax law, your distribution could be subject to double state income taxation if a distribution payout of less than ten years is selected. Please consult your tax advisor if you require additional information.
________________________________________________________________________________
PART VI - IN-SERVICE DISTRIBUTION

A.       ELECTION

(Please select one)
[ ] I elect to receive an In-Service Distribution of _________ % of my 1999 Bonus Deferral Account. I request that the In-Service Distribution be paid to me ___________________________ (insert a month, day and year.)

Your In-Service Distribution is payable in a Lump Sum and may not occur prior to January 1, 2005.

B.   ELECTION

(Please select one)
[ ] I elect to receive an In-Service Distribution of _________ % of my 2000 Salary Deferral Account. I request that the In-Service Distribution be paid to me ___________________________ (insert a month, day and year.)

[ ] I elect to receive an In-Service Distribution of _________ % of my 2000 Bonus Deferral Account. I request that the In-Service Distribution be paid to me ___________________________ (insert a month, day and year.)

Your In-Service Distribution is payable in a Lump Sum and may not occur prior to January 1, 2006.

________________________________________________________________________________
PART VII - PRIMARY BENEFICIARY DESIGNATION(S)

[ ]      In equal shares (do not complete percentages)          [ ]  In unequal shares (indicate percentages)

Beneficiary Name: ________________________________________________
Address:          _____________________________________________________________
Social Security Number:_______________________       Percentage: _______________
Relationship to Participant:_____________________________ (e.g., spouse)

Beneficiary Name: ________________________________________________
Address:          _____________________________________________________________
Social Security Number:_______________________       Percentage: _______________
Relationship to Participant:_____________________________ (e.g., spouse)

Beneficiary Name: ________________________________________________
Address:          _____________________________________________________________
Social Security Number:_______________________       Percentage: _______________
Relationship to Participant:_____________________________ (e.g., spouse)
________________________________________________________________________________

PART VIII - CONTINGENT BENEFICIARY

[ ]      In equal shares (do not complete percentages)          [ ]  In unequal shares (indicate percentages)

Beneficiary Name: ________________________________________________
Address:          _____________________________________________________________
Social Security Number:_______________________       Percentage: _______________
Relationship to Participant:_____________________________ (e.g., spouse)

Beneficiary Name: ________________________________________________
Address:          _____________________________________________________________
Social Security Number:_______________________       Percentage: _______________
Relationship to Participant:_____________________________ (e.g., spouse)

Beneficiary Name: ________________________________________________
Address:          _____________________________________________________________
Social Security Number:_______________________       Percentage: ______________
Relationship to Participant:_____________________________ (e.g., spouse)

[ ] I want my designated beneficiaries to receive survivor benefits in a lump sum

[ ] I want my beneficiaries to receive survivor benefits in the payment stream as I have elected

NOTE: If one of your designated Primary Beneficiaries does not survive you, his/her share of your benefits will be distributed proportionately to the remaining Primary Beneficiaries unless you designate that you want that person's share distributed to his/her lineal descendants (i.e., children, grandchildren). You may do this by putting LDPS (Lineal Descendants Per Stirpes) after the name of the Beneficiary. Contingent Beneficiaries may be treated in the same manner.

I have read and understand the terms of the attached Plan. I understand that I have the opportunity for my legal counsel to review this Plan before my execution. Finally, I understand that this Plan is not subject to ERISA.

________________________________     ____________________________________
SIGNATURE OF PARTICIPANT                   SIGNATURE OF OFFICER OF COMPANY



                                           ____________________________________
                                           TITLE


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